KUHLMAN COMPANY, INC.

Investor Relations Contact:
James Palczynski or Chad Jacobs Integrated Corporate Relations, Inc. (203) 682-8200

Company Contact:
Jon Gangelhoff, Chief Financial Officer Kuhlman Company, Inc. (612) 338-5752
LUIS PADILLA NAMED CHIEF EXECUTIVE OFFICER
OF KUHLMAN COMPANY
— Comments that Fourth Quarter Sales Trends Remain Strong —
— Announces Opening of 5 New Retail Locations —
     Minneapolis, Minnesota — December 22, 2005 — Kuhlman Company, Inc. (OTCBB: KHLM) today announced that Luis Padilla, a highly recognized, seasoned retail executive who recently joined the Company’s board of directors, has agreed to join the Company as its Chief Executive Officer, effective immediately. Scott Kuhlman will remain as the Company’s Chairman of the Board and Chief Creative Officer.
     Mr. Padilla has more than thirty years experience in the apparel industry. He was most recently the president of merchandising at Sears. In this role, he led and integrated all merchandising and marketing across the company’s broad product and brand portfolio. Prior to joining Sears, Mr. Padilla was with Target Corporation from 1982 to 2004, where he served in key leadership roles with the company.
     Scott Kuhlman, commented, “It is rare to have an executive of Luis’ caliber in any organization. We are both proud and pleased that despite a compelling host of other career options, he has decided to join the Kuhlman Company. The level of energy that his involvement in our company generated as a board member was inspiring. Now, with his role as our Chief Executive Officer, we are moving into the future with an incredible level of drive and enthusiasm. We have believed since our inception that we have an incredible opportunity to create one of the country’s best specialty retailers. Luis’ expertise and experience not only in merchandising, but also with regard to operational concerns, will prove invaluable to us as we build our store base and our capabilities. We are looking forward to what lies ahead for our Company with confidence and intend to flow tremendous value to our shareholders as we build this business.”
     Luis Padilla, Chief Executive Officer, commented, “Kuhlman’s occupies a niche that is highly underserved, has a brand that can attract a wide audience, and has a product offering with unquestionably strong appeal for both men and women. I share Scott and Susan’s vision of what this company can become and relish the opportunity to help make that vision a reality. While there is obviously much work to be done, I am confident that we will prove equal to the task and will demonstrate for the retailing community that Kuhlman, as a brand, as a company and as an investment, is something truly special.”
     The Company also noted that its business has been strong through the key holiday retailing season and that the Company continues to be on plan with respect to sales and margins. It noted that its recent store openings were performing very well had occurred in time to contribute materially to its fourth quarter results.
     Also today, the Company announced that it had opened 5 new stores since the beginning of December. One of these stores, located in the prestigious Wisconsin Avenue retailing district in Washington, DC, is a relocation. The Company also opened two new stores in St. Louis, including one on North Euclid Avenue and one on The Boulevard, as well as two new outlet locations, one at the North Georgia Premium Outlet project near Atlanta, and one in upstate New York at the Waterloo Premium Outlet project. Each of the new stores incorporates both men’s and women’s product. The company continues to plan to open at least 25 new stores during fiscal 2005.
About Kuhlman Company, Inc.
     Kuhlman is a specialty retailer and wholesale provider of both men’s and women’s apparel, offered under the Kuhlman brand through company-owned retail stores and under private labels through other large retailers. Kuhlman opened its first retail store in July 2003 and now operates fifty three (53) retail stores in 19 states and in Washington D.C. Kuhlman’s growth strategy includes offering men’s and women’s product at all opening stores. Kuhlman has approximately 220 employees and its corporate office is located in Minneapolis, MN.
Additional information regarding Kuhlman and its apparel, and store locations can be found at http://www.kuhlmancompany.com.
Forward-Looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for our business. Although our management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties and our actual future results may be materially different from the plans, objectives and expectations expressed in these forward-looking statements. These risks include our ability to anticipate and identify style trends, our ability to compete successfully against other retailers, and other factors expressed in our filings with Securities and Exchange Commission.